Exhibit 4.2

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (the “Agreement”) is made as of July 15, 2014 among Veritone, Inc., a Delaware corporation (the “Company”), and certain existing stockholders of the Company and the other persons and entities listed on Exhibit A hereto (individually an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, the Company and certain of the Investors are, concurrently with the execution of this Agreement, entering into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company is selling to such Investors and such Investors are purchasing from the Company shares of the Company’s Series B Stock and such Investors desire to be a party to this Agreement.

AGREEMENT

The parties agree as follows:

1. Restrictions on Transferability; Registration Rights.

1.1 Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means with respect to any corporation, entity or individual: (a) a wholly-owned subsidiary or parent of, or any corporation or entity that is controlling, controlled by or under common control with, such corporation, entity or individual, (b) any affiliated venture capital fund of a Holder, and (c) any successor (by merger or otherwise) of any foregoing corporation or entity.

“Board” means the board of directors of the Company.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Form S-3 Initiating Holders” means any Holder or Holders who in the aggregate hold not less than (i) twenty percent (20%) of the Registrable Securities then outstanding that are held by the Series B Holders; or (ii) twenty percent (20%) of the Registrable Securities then outstanding that are held by the Series A Holders, and in each case who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $5,000,000.

“Holder” means (i) any Investor holding Registrable Securities who is a party to this Agreement and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.11 hereof.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means any Holder or Holders who in the aggregate hold not less than (i) thirty percent (30%) of Registrable Securities then outstanding that are held by the Series A Holders or (ii) not less than thirty percent (30%) of the Registrable Securities then outstanding that are held by the Series B Holders.

“IPO” means the Company’s first underwritten public offering of its Common Stock to the general public that is affected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

“Other Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

“Preferred Stock” means the Series A Stock and the Series B Stock.

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean (i) shares of Common Stock issued or issuable upon conversion of the Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for. or in replacement of the shares referenced in clause (i) above; excluding in all cases, any (A) Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 1.11, and (B) any shares for which registration rights have terminated pursuant to Section 1.15). The term “Registrable Securities” shall not include shares held by any

Holder of less than one percent (1%) of the then outstanding Common Stock of the Company if such shares are available for sale pursuant to Rule 144 without any volume limitation, except to the extent that the provisions of Section 1.14 limit the Holder’s rights to sell following an offering.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4 and 1.5 hereof, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for all of the Holders registering securities in any given registration as set forth in Section 1.9, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.2(b) hereof.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and all fees and disbursements of counsel for any Holder, other than the fees and disbursements of one counsel for all of the Holders registering securities in any given registration paid by the Company pursuant to Section 1.9.

“Series A Holders” shall mean the holders of the then outstanding Series A Stock (or Common Stock issued upon conversion of Series A Stock) that are included in the Registrable Securities then outstanding.

“Series A Stock” means the Company’s Series A Preferred Stock, par value $0.001 per share, and the Company’s Series A-1 Preferred Stock, par value $0.001 per share.

“Series B Holders” shall mean the holders of the then outstanding Series B Stock (or Common Stock issued upon conversion of Series B Stock) that are included in the Registrable Securities then outstanding.

“Series B Stock” means the Company’s Series B Preferred Stock, par value $0.001 per share.

“Shares” means the Series A Stock and the Series B Stock.

1.2 Restrictions.

(a) Each Holder agrees not to sell, pledge, transfer or otherwise make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2 and Section 1.14, to the extent such Sections are then applicable, and (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer without consideration by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its shareholders in accordance with their interests in the corporation, (D) to the Holder’s Immediate Family Member or trust for the benefit of an individual Holder or of the Holder’s Immediate Family, or (E) the transfer of any or all of the Shares during a Holder’s lifetime by gift or on such Holder’s death by will or intestacy to such Holder’s Immediate Family, provided that in all cases enumerated in clauses (A) – (E) that the transferee is subject to the terms of this Section 1.2 and Section 1.14 as if such transferee were an original Holder hereunder. Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.2.

(b) Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend required under applicable state securities laws or the Company’s charter documents):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT

REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE INVESTORS RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(c) The Company shall promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification, or legend.

1.3 Requested Registration.

(a) Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration or qualification under the Securities Act covering the registration of Registrable Securities which would have an aggregate offering price of not less than $5,000,000, the Company will:

(i) Within twenty (20) days of the receipt thereof, deliver written notice of the proposed registration or qualification to all other Holders; and

(ii) as soon as practicable, use its reasonable best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.3:

(A) Prior to one hundred and eighty (180) days following the effective date of the IPO;

(B) After the Company has effected two (2) such registrations pursuant to this Section 1.3, such registrations have been declared or ordered effective, and the securities offered pursuant to such registrations have been sold;

(C) During the period starting with the date ninety (90) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(D) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(E) If the Company furnishes to the Initiating Holders a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective (a “Determination Certificate”), then the Company’s obligation to use its reasonable best efforts to register, qualify, or comply under this Section 1.3 shall be deferred for a period not to exceed ninety (90) days from the delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period. The Board’s reason for the deferral of such registration shall include, but shall not be limited to, any action that would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; (iii) would adversely impact the initiation of research coverage on the Company; or (iv) render the Company unable to comply with requirements under the Securities Act or Exchange Act

(F) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.4 hereof.

Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.3(c) and Section 1.13 hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities being sold for the account of the Company.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.3(a), the Company shall include such information in the notice delivered to the other Holders pursuant to Section 1.3(a)(i), and the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by such Holder.

(c) Procedures. If the Company shall request inclusion in any registration pursuant to this Section 1.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to this Section 1.3, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the applicable provisions of this Section 1 (including without limitation Section 1.14). The Company shall (together with all Holders or other persons proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (which managing underwriter shall be reasonably acceptable to at least a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.13. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(d) Withdrawal of Registration. In the event that the Holders of a majority of the Registrable Securities for which registration has been requested pursuant to this Section 1.3 determine for any reason not to proceed with the registration at any time before the registration statement has been declared effective by the Commission (other than a withdrawal by the Holders based upon material adverse information relating to the Company that is different from the information known or available to the Holders requesting registration at the time of their request for registration under Section 1.3), the requested registration shall count towards the two (2) registration threshold set forth herein.

1.4 Registration on Form S-3.

(a) Qualification on Form S-3. After the IPO, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form. To that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

(b) Request for Registration on Form S-3. After the Company has qualified for the use of Form S-3, if the Company shall receive from Form S-3 Initiating Holders a written request that the Company effect a registration on Form S-3, the Company will:

(i) promptly deliver written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.4:

(A) After the fifth anniversary of the IPO;

(B) After the Company has effected two (2) such registrations pursuant to this Section 1.4 within the twelve month period preceding a request from the Form S-3 Initiating Holders. A registration shall not be counted as “effected” for purposes of this Section 1.4(b)(ii)(B) until such time as the applicable registration statement has been declared effective by the SEC;

(C) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(D) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(E) If the Company furnishes to the Initiating Holders a Determination Certificate, then the Company’s obligation to use its best efforts to register, qualify, or comply under this Section 1.4 shall be deferred for a period not to exceed ninety (90) days from the date of delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

(c) Underwriting; Procedure. If a registration requested under this Section 1.4 is for an underwritten offering, the provisions of Sections 1.3(b) and 1.3(c) shall apply to such registration.

1.5 Company Registration.

(a) Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (A) a registration pursuant to Sections 1.3 or 1.4 hereof, (B) a registration relating solely to employee benefit plans, (C) a registration relating solely to a Rule 145 transaction, or (D) a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly deliver to each Holder written notice thereof; and

(ii) use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.5(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder and delivered to the Company within twenty (20) days after the written notice is delivered by the Company. Such written request may include all or a portion of a Holder’s Registrable Securities.

(b) Underwriting; Procedures. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform their obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting, subject to the provisions of Section 1.13. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 1.13. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.6 Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion thereof and, at its expense, the Company will use its reasonable best efforts to:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock or other securities of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, up to one hundred eighty (180) days to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement and provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(h) Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders).

1.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1, and the refusal to furnish such information by any Holder or Holder shall relieve the Company of its obligations in this Section 1 with respect to such Holder or Holders. Furthermore, the Company shall have no obligation with respect to any registration requested pursuant to Section 1.3 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in the definition of “Initiating Holders” or “Form S-3 Initiating Holders,” whichever is applicable.

1.8 Indemnification.

(a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, partners, members and stockholders, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of

Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification, or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, members and stockholders, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending, or settling any such claim, loss, damage, liability, proceeding or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person, or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, proceeding or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will (severally and not jointly), if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, members and stockholders, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder and Other Stockholder, each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, members and stockholders, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, proceeding or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions or proceedings in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and

provided that in no event shall the aggregate indemnification and contribution obligations of any Holder under this Section 1.8 exceed the gross proceeds received by such Holder in such offering, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such action; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall the aggregate indemnification and contribution obligations of any Holder under this Section 1.8 exceed the gross proceeds received by such Holder in such offering, except in the case of fraud or willful misconduct by such Holder.

(e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 1.8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 1.8(c). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement.

1.9 Expenses of Registration. All Registration Expenses, other than underwriting commissions and taxes, shall be borne by the Company, including the reasonable fees and disbursements of one special counsel for all of the Holders registering securities in any given registration; provided however, that the fees and disbursements of such special counsel for any registration pursuant to Section 1.4 shall not exceed $15,000 per registration without the Company’s prior written consent. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its reasonable best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted to any party hereto under Section 1 may be assigned by a Holder only to a transferee or assignee of not less than fifty thousand (50,000) Registrable Securities (as appropriately adjusted for stock splits and the like), provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee, transferee or recipient of such rights assumes in writing the obligations of such Holder under this Section 1, and agrees to be bound by the terms of this Agreement in a form reasonably satisfactory to the Company. Notwithstanding the foregoing, no such minimum share assignment requirement shall be necessary for an assignment by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its shareholders in accordance with their interests in the corporation, or (D) an Affiliate of a Holder, or (E) a trust for the benefit of an individual Holder or of the Holder’s Immediate Family.

1.12 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of Holders who in the aggregate hold more than sixty-seven percent (67%) of the Registrable Securities then outstanding that are held by the Series B Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 4.13.

1.13 Procedure for Underwriter Cutbacks. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company with registration rights (the “Other Shares”) requested to be included in a registration on behalf of Holders or Other Stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and Other Stockholders requesting inclusion of shares pro rata based upon the total number of Registrable Securities or Other Shares held by such Holders and Other Stockholders, respectively; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities or Other Shares to be included in such registration if any Holder or Other Stockholder does not request inclusion of the maximum number of shares of Registrable Securities or Other Shares allocated to such Holder or Other Stockholder pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders and Other Stockholders whose allocations did not satisfy their requests pro rata on the basis of total number of shares of Registrable Securities and Other Shares held by such Holders and Other Stockholders, and this procedure shall be repeated until all shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and Other Stockholders have been so allocated. The Company shall not limit the number of shares of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares of stock issued to founders of the Company or to employees, officers, directors, or consultants pursuant to the Company’s equity incentive plans, or in the case of registrations under Sections 1.3 or 1.4 hereof, in order to include in such registration securities registered for the Company’s own account.

1.14 Market Stand-off Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to the extent necessary to comply with applicable regulatory requirements, including, without limitation, the restrictions contained in Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering. Notwithstanding anything in this Agreement to the contrary, this Section 1.14 shall only apply to the Company’s IPO and for one year following the effective date of the Company’s IPO. The foregoing provisions of this Section 1.14 shall (a) not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or an Immediate Family Member of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and (b) be applicable to the Holders only if all officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third party beneficiaries of this Section 1.14 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 1.14 or that are necessary to give further effect thereto. The obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

1.15 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 1.3, 1.4 and 1.5 shall terminate with respect to such Holder on the fifth (5th) anniversary of the effective date of the Company’s IPO.

2. Secondary Offering with Future Financings. Holders of Series B Stock holding at least one-third (1/3) of the Series B Stock sold pursuant to the Purchase Agreement shall have the right to request that all or a portion of their Series B Stock (for purposes of this Section 2, the “Secondary Shares”) be included in the offering of securities in any future private, equity financing by the Company, above the capital requirements for the Company with respect to such financing; provided that: (i) the Company will only have an obligation to use its commercially reasonable efforts, which shall not include the payment by the Company of any fee or the provision of any discount to effect the sale of such Secondary Shares; (ii) that the Secondary Shares will not be subject to the Company Consent Right or the Company Right of First Refusal (as such rights are provided for in that certain Right of First Refusal, Offer and Co-Sale Agreement being entered into between the Company and certain of the holders of Series B Stock, as amended from time to time (the “ROFR Agreement”)) or such right of first refusal in favor of the stockholders of the Company in the ROFR Agreement to the extent that the Company does not exercise the Company Right of First Refusal in whole or in part; and (iii) such request shall not be made more than once, provided that all Secondary Shares requested to be sold are actually sold at the time of the first request. The parties further acknowledge that the Company may use its judgment on the timing of requesting such new investor to acquire the Secondary Shares, and this Section is not a guarantee that the sale of such Secondary Shares will be consummated if the Purchaser declines to purchase such Secondary Shares.

3. Affirmative Covenants of the Company. The Company hereby covenants and agrees, so long as any Investor holds (i) five percent (5%) of the Series B Stock issued pursuant to the Purchase Agreement (or Common Stock issued upon conversion of the Series B Stock or a combination of such converted Common Stock and Series B Stock), or (ii) two percent (2%) of the then outstanding capital stock of the Company (on an as converted to Common Stock basis) (in each case, a “Qualifying Investor”), as follows:

3.1 Financial Information. The Company will furnish to Qualifying Investors the following reports:

(a) As soon as practicable after the end of each fiscal year, and in any event within 180 days thereafter, audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited and certified by independent public accountants of national standing;

(b) As soon as practicable, but in any event within 45 days after the end of each of calendar quarter of each fiscal year of the Company, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarterly period, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the corresponding quarterly periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail, and a summary of how the Company’s year-to-date figures compare to the most recent Board approved budget (including a brief explanation of any material variances), except such financial statements need not contain the notes required by generally accepted accounting principles;

(c) As soon as practicable, but in any event within forty-five (45) days after the end of each calendar quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Qualifying Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true and correct;

(d) As soon as practicable after the discovery of any material adverse event, and in any event within ten (10) business days after such discovery, a written statement outlining such material adverse event and the Company’s proposed response. For purposes hereof, “material adverse event” means any event or condition that is materially adverse to the business, operations, properties (including intangible properties), financial condition, results of operations, assets and liabilities of the Company and its subsidiaries, taken as a whole.

3.2 Operating Plan and Budget. As soon as practicable upon approval or adoption by the Board, but in any event at least 30 days prior to the end of each fiscal year, the Company will furnish to Qualifying Investors the Company’s monthly budget and operating plan (including projected income statements, cash flows and balance sheets on a monthly basis for the ensuing fiscal year, together with underlying assumptions and a brief qualitative description of the Company’s plan in support of that budget) for the ensuing fiscal year.

3.3 Company Confidential Information. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general other than as a result of a breach of this Section 3.3 by or on behalf of such Investor or its Affiliate (including any disclosure by an Affiliate that would have been a breach of this Agreement if such Affiliate had been a party to this Agreement), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.3; (iii) to any existing or prospective Affiliate, partner, member, management company, or stockholder of an Investor or of any investment vehicle advised or managed by the management company (or an Affiliate thereof) of such Investor (or any employee, legal counsel, accountant, or other representative of any of the foregoing), in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure, and such Investor only discloses any confidential information to the extent so required by law, and provides reasonable cooperation with the Company in any request or proceedings by the Company to prevent disclosure of such information.

3.4 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force or effect after the date on which the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

4. Miscellaneous.

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, regardless of any laws that might otherwise govern under applicable principles of conflicts of law.

4.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

4.3 Entire Agreement. This Agreement, the Purchase Agreement and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Subject to the provisions of Section 4.10 below, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, unless otherwise provided.

4.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, addressed to such Investor as set forth on Exhibit A, or at such other address, facsimile number or email as such Investor shall have furnished to the Company in writing in accordance with this Section, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to the address of the last holder of such Shares who has so furnished an address in writing to the Company, or (c) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished in writing to the Investors in accordance with this Section. Unless specifically stated otherwise, if notice is provided by mail, it shall be deemed to be delivered upon proper deposit in a mailbox, and if notice is delivered by hand or by messenger, it shall be deemed to be delivered upon actual delivery.

4.5 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Investor upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.6 Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

4.7 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

4.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10 Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company, and any individual Investor or group of Investors holding, in the aggregate, (i) least 65% of the outstanding Series A Stock, voting together as a class (on an as converted to Common Stock basis); and (ii) at least 67% of the outstanding Series B Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Investor.

4.11 Rights of Investors. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

4.12 Aggregation of Stock. All shares of Preferred Stock and Common Stock of the Company held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

4.13 Additional Investors. In the event the Company issues additional shares of its Series B Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of such Series B Preferred Stock, who is not already a party to this Agreement, shall become a party to this Agreement and shall be deemed to be an “Investor” hereunder upon executing and delivering a counterpart signature page to this Agreement or a joinder thereto. Exhibit A hereto may be updated from time to time unilaterally by the Company after the date hereof to reflect any such subsequent Investors.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VERITONE, INC.

By:	/s/ Chad Steelberg
Chad Steelberg
President and CEO

INVESTORS:

CHECKETTS PARTNERS INVESTMENT FUND, LP

By:	Checketts Partners Investment GP, LLC its General Partner

By:	/s/ James M. Abry

Name:	James M. Abry

Title:	Member / CFO

125 MEDIA HOLDINGS, LLC

By:	/s/ Brian J. Higgins
Brian J. Higgins, Manager

730 MEDIA HOLDINGS, LLC

By:	/s/ O. Francis Biondi, Jr.
O. Francis Biondi, Jr., Manager

RADIO DIAL, LLC

By:	/s/ Richard Dallas
Richard Dallas, Manager

[SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]

AD PEPPER MEDIA INTERNATIONAL N.V.

By:	/s/ Jens Koerner

Name:	Jens Koerner

Title:	CFO

BANTA INVESTMENT PARTNERS, LLC

By:	/s/ Stephen Banta

Name:	Stephen Banta

Title:	Manager

FULCRUM VENTURE CAPITAL III, LLC

By:	/s/ Stephen Banta

Name:	Stephen Banta

Title:	Manager

ICE TRUST

By:	/s/ Chris R. Erwin

Name:	Chris R. Erwin

Title:	Trustee

RIMLIGHT, LLC

By:	/s/ Christopher Oates
Christopher Oates Managing Director

WOODLAND COMPANY, LLC

By:	/s/ R.J. LaPointe

Name:	R.J. LaPointe

Title:	Manager

ASCEND VENTURES II, L.P.

By:

Name:	Darryl E.

Title:	Managing Partner

[SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]

BRAND AFFINITY TECHNOLOGIES, INC.

By:	/s/ Ryan Steelberg
Ryan Steelberg President and Chief Executive Officer

NEWPORT COAST INVESTMENTS, LLC

By:	Ryan Scott Steelberg, Trustee of the RSS Living Trust dated April 6, 2012
Its:	Member

By:	/s/ Ryan Steelberg
Ryan Scott Steelberg, Trustee

STEEL HOLDINGS, LLC

By:	/s/ Chad Steelberg
Chad Steelberg, Manager

[SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]

MIRAMAR VENTURE PARTNERS II, LP

By:	Miramar Venture Associates II, LLC
Its:	General Partner

By:	/s/ Bruce Hallett
Bruce Hallett Managing Member

[SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]

MIRAMAR DIGITAL VENTURES, L.P.

By:	Miramar Digital Associates, LLC
Its:	General Partner

By:	/s/ Bruce Hallett
Bruce Hallett Managing Member

[SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]

VIF I, LLC

By:	/s/ Chad Steelberg
Chad Steelberg, Manager

[SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT]

EXHIBIT A

Schedule of Investors

Newport Coast Investments, LLC 514 30th Street Newport Beach, CA 92663 Attn: Chad Steelberg Facsimile: (949) 242-7985 E-mail: chad@steelberg.com	ICE Trust c/o Erwin Legal PC 47 Discovery, Suite 160 Irvine, CA 92618 Attn: Christopher R. Erwin Facsimile: (949) 429-2461 E-mail: cerwin@erwinlegalpc.com

Ascend Ventures II, L.P. 1500 Broadway, 14th Floor New York, NY 10036 Attn: Darryl Wash Facsimile: Email: dwash@ascendventures.com	Miramar Venture Partners II, LP 2101 E. Coast Highway, Third Floor Corona del Mar, CA 92625 Attn: Bruce Hallett Facsimile: (949) 760-4451 Email: bhallett@mirarmarvp.com

ad pepper media International N.V. Frankenstraße 150C FrankenCampus D-90461 Nürnberg Germany Attn: Dr. Jens Koerner Facsimile: +49 (0) 911 / 929057 – 157 Email: jkoerner@adpepper.com	RimLight, LLC 736 Western Avenue, Suite 325 Lake Forest, IL 60045 Attn: Christopher (CJ) Oates Facsimile: (847) 234-5112 Email: cjoates@rimlightllc.com

Banta Investment Partners, LLC 517 30th Street Newport Beach, CA 92663 Attn: Stephen M. Banta Facsimile: (949) 673-9955 E-mail: stephen@bantaassetmanagement.com	Woodland Company, LLC 804 Woodland Birmingham, MI 48009 Attn: Jim LaPointe Facsimile: E-mail: jlapointe@hlgllc.com

Fulcrum Venture Capital III, LLC 517 30th Street Newport Beach, CA 92663 Attn: Stephen M. Banta Facsimile: (949) 673-9955 E-mail: stephen@bantaassetmanagement.com	Brand Affinity Technologies, Inc. 101 Academy, Suite 110 Irvine, CA 92617 Attn: Ryan Steelberg Facsimile: 949-242-7985 Email: ryan@steelberg.com

Checketts Partners Investment Fund, LP

c/o Checketts Partners Investment Management, LLC

805 Third Avenue – 31st Floor

New York, NY 10022

Attn: James Abry

Facsimile: (888) 583-9477

Email: Jabry@cpif.com

with a copy to

(but which shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020-1104

Attn: Sidney Burke

Facsimile: (212) 335-4501

Email: sidney.burke@dlapiper.com

Radio Dial, LLC

c/o Gulf Capital Pvt. JSC Al Sila Tower, 25th Floor

Sowwah Square

Al Maryah Island

P.O. Box 27522

Abu Dhabi, United Arab Emirates

Attn: Richard Dallas, Manager

Facsimile:

Email: rdallas@gulfcapital.com

with a copy to

(but which shall not constitute notice):

Vedder Price, PC

222 North LaSalle Street

Chicago, IL 60601

Attn: Guy Snyder

Email: gsnyder@vedderprice.com

125 Media Holdings, LLC

c/o King Street Capital Management LP

65 East 55th Street, 30th Floor

New York, NY 10022

Attn: Brian J. Higgins, Manager

Facsimile: (646) 289-7699

Email: familyoffice@kingstreet.com

730 Media Holdings, LLC

c/o King Street Capital Management LP

65 East 55th Street, 30th Floor

New York, NY 10022 Attn: O. Francis Biondi, Jr., Manager

Facsimile: (646) 289-7699

Email: familyoffice@kingstreet.com

Steel Holdings, LLC c/o Erwin Legal PC 47 Discovery, Suite 160 Irvine, California 92618 Attn: Christopher R. Erwin Facsimile: (949) 429-2461 Email: chad@steelberg.com	Miramar Venture Partners II, LP 2101 E. Coast Highway, Third Floor Corona del Mar, CA 92625 Attn: Bruce Hallett Facsimile: (949) 760-4451 Email: bhallett@mirarmarvp.com

Miramar Digital Partners, L.P. 2101 E. Coast Highway, Third Floor Corona del Mar, CA 92625 Attn: Bruce Hallett Facsimile: (949) 760-4451 Email: bhallett@mirarmarvp.com	VIF I, LLC c/o Erwin Legal PC 47 Discovery, Suite 160 Irvine, CA 92618 Attn: Christopher R. Erwin Facsimile: (949) 429-2461 Email: chad@steelberg.com

EXECUTION VERSION

AMENDMENT NO. 1

TO

INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to Investor Rights Agreement (this “Amendment”) is made as of August 15, 2016, among Veritone, Inc., a Delaware corporation (the “Company”) and certain of the Company’s stockholders, including those who are listed on the signature pages hereto.

RECITALS

WHEREAS, the Company and certain of its stockholders entered into that certain Investor Rights Agreement dated July 15, 2014, as amended (the “IRA”);

WHEREAS, Acacia Research Corporation (“Acacia”) is concurrently entering into an Investment Agreement (the “Investment Agreement”), pursuant to which Acacia has agreed to invest up to $50 million in the Company, which includes a secured loan of up to $20 million. The Investment Agreement requires as a closing condition that the Company and Stockholders holding at least 65% of the outstanding Series A Preferred Stock and 67% of the Series B Preferred Stock enter into this Amendment to amend the IRA and clarify the obligations of the parties to the IRA as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Term and Application of Amendment. The amendments contained in Section 3 of this Amendment shall be effective and binding upon all of the parties to the IRA commencing on the date hereof and continuing until the earlier of the following events (the “Term”): (a) a Qualified Public Offering (as defined below); or (b) August 15, 2018, and such amendments shall terminate and shall no longer be in effect as of 5 pm Pacific time on the last day of the Term. The amendments contained in Section 2 of this Amendment shall be effective and binding upon all of the parties to the IRA commencing on the date hereof and shall not terminate at the end of the Term but shall continue to be in full force and effect thereafter, until amended in accordance with the IRA.

2. Continuing Amendments to IRA. The term “Series A Stock” in Section 1.1 shall be amended and restated in full as follows:

“Series A Stock” shall mean the Series A Preferred Stock, par value, $0.001 per share.

3. Term Amendments to IRA. The following amendments are being entered into in consideration for Acacia’s agreement to loan capital to the Company pursuant to the Note

3.1 The term “IPO” in Section 1.1 shall be amended and restated in full as follows:

“IPO” shall mean shall mean (a) an initial public offering of the Company’s Common Stock pursuant to a Registration Statement; (b) an offering of the Common Stock, relying on Regulation A under the Securities Act for exemption from the registration requirements of Section 5 thereof (a “Regulation A Offering”); (c) a distribution of equity securities of the Company or its successor in connection with a Registration Statement; or (d) the issuance of equity securities in exchange for the Company’s equity securities in connection with the Company’s merger or reverse merger with another corporation, company, partnership, limited partnership, limited liability company or any other entity, provided that, in the case of clauses (a)–(d), results in the Common Stock or equity securities, as the case may be, being held by at least three hundred (300) round lot stockholders and the Common Stock or equity securities, as the case may be, shall be approved for listing on the Nasdaq Capital Market or a nationally recognized U.S. securities exchange, and provided further that, in the case of clauses (a) and (b), results in gross proceeds to the Company of at least Fifteen Million Dollars ($15,000,000). In addition, a “Registration Statement” shall mean an offering circular or registration statement on Form S-1, Form 1-A, Form S-4, or another applicable form of offering circular or registration statement approved by the SEC for the nature of the IPO undertaken by the Company.

3.2 Section 1.12 of the IRA shall be amended and restated in full as follows:

“1.12 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of holders who in the aggregate hold more a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 4.13.

3.3 Section 1.14 of the IRA shall be amended and restated in full as follows:

1.14 Market Stand-off Agreement.

        (a) If the IPO is pursuant to a Registration Statement of the Company’s Common Stock (or the Common Stock of the Company’s successor) on Form S-1 or Form S-4, then the following shall apply: Each Holder hereby agrees that it will not, without the prior written consent of the Company (or in the

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case of an underwritten offering, the managing underwriter), during the period commencing on the date of the final prospectus contained in the Registration Statement relating the IPO, and ending on the date specified by the Company (or the managing underwriter in the event of an underwritten offering), which period shall not exceed one hundred eighty (180) days, or such longer period as may be requested by the Company or an underwriter to the extent necessary to comply with applicable regulatory requirements, including, without limitation, the restrictions contained in Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or its successor or any securities convertible into or exercisable or exchangeable (directly or indirectly) for shares of Common Stock of the Company or its successor held immediately before the effective date of the Registration Statement for such offering.

        (b) If the IPO is pursuant to a Regulation A Offering or a distribution in connection with a Form 10, then the following shall apply: Each Holder hereby agrees that it will not, without the prior written consent of the Company (or if pursuant to an underwritten offering, the managing underwriter), during the period commencing on the date of the offering circular relating to the Regulation A Offering or the date of the Form 10 relating to the distribution of shares of the Company’s Common Stock or any other equity securities, and ending on the date specified by the Company and the managing underwriter, if any (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to the extent necessary to comply with applicable regulatory requirements, including, without limitation, the restrictions contained in FINRA or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (or the Common Stock of the successor to the Company) or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (or such successor’s Common Stock) held immediately before the date of such offering circular or Form 10.

        (c) Notwithstanding anything in this Agreement to the contrary, this Section 1.14 shall only apply to the Company’s IPO and for one year following the completion of the Company’s IPO. The foregoing provisions of this Section 1.14 shall (i) not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or an Immediate Family Member of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and (ii) be applicable to the Holders only if all

3

officers and directors of the Company are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters, if any, in connection with any such IPO are intended third party beneficiaries of this Section 1.14 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with any underwritten offering that are consistent with this Section 1.14 or that are necessary to give further effect thereto. The obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future,.

3.4 Section 2 of the IRA shall be deleted in its entirety.

3.5 Section 4.10 of the IRA shall be amended and restated in full as follows:

“4.10 Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and Investors holding a majority of the outstanding Registrable Securities, voting together as a class on an as converted to Common Stock basis. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Investor. Notwithstanding the foregoing, no such amendment may, without the consent of the holders of a majority of the Registrable Securities then held by of the Series B Holders, voting together as a class on an as converted Common Stock basis, adversely affect the rights of the Series B Holders in a manner that is different from the Series A Holders.”

3.6 The Investors agree that any registration rights granted to them pursuant to Sections 1.3 or 1.5 of the IRA shall be subject to the consent rights of Acacia Research Corporation as set forth in the last two sentences of Section 5.3(c) of the Investment Agreement (as in effect on the date hereof), which consent shall not be unreasonably withheld, conditioned, or delayed; provided that to the extent that any such consent is granted by Acacia, it shall apply pro rata to all holders of Registrable Securities on an as converted to Common Stock basis.

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4. Effect of Amendments. Except as specifically amended by this Amendment, the IRA shall remain unmodified and in full force and effect, and the IRA shall be read together and construed in accordance with the terms of this Amendment.

5. Miscellaneous.

5.1 Governing Law. This Amendment shall be governed in all respects by the laws of the State of Delaware without regard to choice of laws or conflict of laws provisions thereof.

5.2 Entire Agreement. This Amendment and the IRA constitute the full and entire understanding and agreement among the parties to this Amendment with regard to the subject matter hereof and thereof.

5.3 Severability. If any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amendment and the balance of this Amendment shall be enforceable in accordance with its terms.

5.4 Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

5.5 Amendment and Waiver. Any provision of this Amendment (or the sections of the IRA so amended by this Amendment) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the following: (a) the Company, (b) the holders of a majority of the outstanding Registrable Securities held by the Investors, voting together as a class on an as converted Common Stock basis, and (c) the holders of a majority of the outstanding Registrable Securities held by the Series B Holders, voting together as a class on an as converted to Common Stock basis. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company. The foregoing shall not limit or otherwise affect any Investor’s right to waive any of such Investor’s rights hereunder with respect to itself without obtaining the consent of any other Investor or party hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VERITONE, INC.

By:	/s/ Chad Steelberg
Chad Steelberg, President and CEO

STOCKHOLDERS:

ACACIA RESEARCH CORPORATION

By:	/s/ Clayton J. Hayes

Name:	Clayton J. Hayes

Title:	CFO

CHECKETTS PARTNERS INVESTMENT FUND, LP

By:	Checketts Partners Investment GP, LLC its General Partner

By:	/s/ Nathaniel Checketts

Name:	Nathaniel Checketts

Title:	Partner

125 MEDIA HOLDINGS, LLC

By:	/s/ Liza Garber
Liza Garber, Authorized Signatory

730 MEDIA HOLDINGS, LLC

By:	/s/ Liza Garber
Liza Garber, Authorized Signatory

RADIO DIAL, LLC

By:	/s/ Richard Dallas
Richard Dallas, Manager

NEWPORT COAST INVESTMENTS, LLC

By:	Chad Steelberg, Trustee of the C & CS Family Trust dated September 7, 2012
Its:	Member

By:	/s/ Chad Steelberg
Chad Steelberg, Trustee

STEEL HOLDINGS, LLC

By:	/s/ Chad Steelberg
Chad Steelberg, Manager

VIF I, LLC

By:	/s/ Chad Steelberg
Chad Steelberg, Manager

BV16, LLC
By:	NCI Investments, LLC
Its:	Manager

By:	/s/ Chad Steelberg
Chad Steelberg, Manager

ASCEND VENTURES II, L.P.

By:	Ascend Ventures Group, LLC Its: General Partner

By:	/s/ Darryl E. Wash

Name:	Darryl E. Wash

Title:	Managing Partner

BANTA INVESTMENT PARTNERS, LLC

By:	/s/ Stephen Banta

Name:	Stephen Banta

Title:	Manager

FULCRUM VENTURE CAPITAL III, LLC

By:	/s/ Stephen Banta

Name:	Stephen Banta

Title:	Manager

ICE TRUST

By:	/s/ Chris R. Erwin

Name:	Chris R. Erwin

Title:	Trustee

RIMLIGHT, LLC

By:	/s/ Christopher J. Oates
Christopher Oates Managing Director

WOODLAND COMPANY, LLC

By:	/s/ R. J. LaPointe

Name:	R. J. LaPointe

Title:	Manager

MIRAMAR VENTURE PARTNERS II, LP

By:	Miramar Venture Associates II, LLC
Its:	General Partner

By:	/s/ Bruce Hallett
Bruce Hallett Managing Member

MIRAMAR DIGITAL VENTURES PARTNERS II, LP

By:	Miramar Digital Associates, LLC
Its:	General Partner

By:	/s/ Bruce Hallett
Bruce Hallett Managing Member

EXHIBIT A

Schedule of Stockholders

Newport Coast Investments, LLC 514 30th Street Newport Beach, CA 92663 Attn: Chad Steelberg Facsimile: (949) 242-7985 Email: chad@steelberg.com	ICE Trust c/o Erwin Legal PC 47 Discovery, Suite 160 Irvine, CA 92618 Attn: Christopher R. Erwin Facsimile: (949) 429-2461 Email: cerwin@erwinlegalpc.com

Acadia Research Corporation 500 Newport Center Drive, 12th Floor Newport Beach, CA 92660 Attn: Edward J. Treska, General Counsel Facsimile: 949-480-8391 Email: ETreska@acaciares.com	Miramar Venture Partners II, LP 2101 E. Coast Highway, Third Floor Corona del Mar, CA 92625 Attn: Bruce Hallett Facsimile: (949) 760-4451 Email: bhallett@mirarmarvp.com

Ascend Ventures II, L.P. 1500 Broadway, 14th Floor New York, NY 10036 Attn: Darryl Wash Facsimile: Email: dwash@ascendventures.com	RimLight, LLC 736 Western Avenue, Suite 325 Lake Forest, IL 60045 Attn: Christopher (CJ) Oates Facsimile: (847) 234-5112 Email: cjoates@rimlightllc.com

Fulcrum Venture Capital III, LLC 517 30th Street Newport Beach, CA 92663 Attn: Stephen M. Banta Facsimile: (949) 673-9955 Email:	Woodland Company, LLC 804 Woodland Birmingham, MI 48009 Attn: Jim LaPointe Facsimile: Email: jlapointe@hlgllc.com

Banta Investment Partners, LLC 517 30th Street Newport Beach, CA 92663 Attn: Stephen M. Banta Facsimile: (949) 673-9955 Email: stephen@bantaassetmanagement.com

Checketts Partners Investment Fund, LP

c/o Checketts Partners Investment Management, LLC

805 Third Avenue – 31st Floor

New York, NY 10022

Attn: James Abry

Facsimile: (888) 583-9477

Email: Jabry@cpif.com

with a copy to

(but which shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020-1104

Attn: Sidney Burke

Facsimile: (212) 335-4501

Email: sidney.burke@dlapiper.com

Radio Dial, LLC

c/o Gulf Capital Pvt. JSC Al Sila Tower, 25th Floor

Sowwah Square, Al Maryah Island

P.O. Box 27522

Abu Dhabi, United Arab Emirates

Attn: Richard Dallas, Manager

Facsimile:

Email: rdallas@gulfcapital.com

with a copy to

(but which shall not constitute notice):

Vender Price, PC

222 North LaSalle Street

Chicago, IL 60601

Attn: Guy Snyder

Email: gsnyder@vedderprice.com

125 Media Holdings, LLC

c/o King Street Capital Management LP

65 East 55th Street, 30th Floor

New York, NY 10022

Attn: Brian J. Higgins, Manager

Facsimile: (646) 289-7699

Email: familyoffice@kingstreet.com

730 Media Holdings, LLC

c/o King Street Capital Management LP

65 East 55th Street, 30th Floor

New York, NY 10022

Attn: O. Francis Biondi, Jr., Manager

Facsimile: (646) 289-7699

Email: familyoffice@kingstreet.com

Steel Holdings, LLC c/o Erwin Legal PC 47 Discovery, Suite 160 Irvine, California 92618 Attn: Christopher R. Erwin Facsimile: (949) 429-2461 Email: chad@steelberg.com	Miramar Digital Ventures, L.P. 2101 E. Coast Highway, Third Floor Corona del Mar, CA 92625 Attn: Bruce Hallett Facsimile: (949) 760-4451 Email: bhallett@mirarmarvp.com

VIF I, LLC c/o Erwin Legal PC 47 Discovery, Suite 160 Irvine, California 92618 Attn: Christopher R. Erwin Facsimile: (949) 429-2461 Email: chad@steelberg.com	BV16, LLC c/o Erwin Legal PC 47 Discovery, Suite 160 Irvine, California 92618 Attn: Christopher R. Erwin Facsimile: (949) 429-2461 Email: chad@steelberg.com